Exhibit 99.1

Media Relations:	Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Exceeds Q1 FY18 Expectations with Record Results

•	Delivers Revenue of $1.052 Billion, up 7% Sequentially and 15% Y-o-Y

•	GAAP Operating Margin 36.5%; Non-GAAP Operating Margin 39.4%

•	GAAP Diluted EPS $0.38; Non-GAAP Diluted EPS $2.00

•	Generates $361 Million in Cash Flow from Operations

•	Guides Q2 FY18 Revenue up 6 to 8% Y-o-Y with Non-GAAP Diluted EPS up 10% Y-o-Y

•	Announces New $1 Billion Stock Buyback Plan and Raises Cash Return Targets to Shareholders

IRVINE, Calif., Feb. 5, 2018 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today reported first fiscal quarter results for the period ending December 29, 2017. Revenue for the first fiscal quarter was $1.052 billion, up 7 percent sequentially and 15 percent year-over-year, exceeding consensus estimates.
On a GAAP basis, operating income for the first fiscal quarter of 2018 was $383.5 million with diluted earnings per share of $0.38, which includes $1.49 per share of one-time, tax-related expenses due to recently enacted tax legislation in the United States. On a non-GAAP basis, operating income was $414.0 million with record non-GAAP diluted earnings per share of $2.00, up 24 percent year-over-year and $0.09 better than consensus estimates.
“Skyworks exceeded $1 billion in quarterly revenue and achieved $2.00 per share in non-GAAP diluted EPS in Q1 FY18 driven by strong global demand for our wireless communications engines,” said Liam K. Griffin, president and chief executive officer of Skyworks. “As connectivity performance requirements intensify, Skyworks is leveraging our mixed signal expertise, scale and customer relationships to power the mobile economy and capitalize on several strategic growth catalysts. Our system solutions are enabling everything from industrial robotics to drones, autonomous vehicles, wireless infrastructure, home security systems and virtual assistants. Further, with the recent launch of our breakthrough Sky5™ platform, Skyworks is well positioned to accelerate 5G deployments and, ultimately, to extend our competitive advantage.”

First Quarter Business Highlights

•	Ramped ZigBee® and Bluetooth® devices for Nest’s portfolio of residential alarms

•	Delivered connectivity solutions for Google Home Max wireless speakers

•	Shipped AEC-Q100 grade modules to leading European auto manufacturers

•	Designed into Sylvania’s smart light bulbs for the connected home

•	Launched LTE-Cat 1 engines across Amazon’s Kindle Oasis e-readers

•	Supported NetGear’s Orbi Wi-Fi system for outdoor mesh networks

•	Enabled Comcast’s DOCSIS 3.1 broadband routers

•	Deployed LTE-A telematics modems for next generation OnStar® applications

•	Unveiled SkyOne® WiFi portfolio of highly integrated wireless networking engines

•	Leveraged SkyOne® and SkyBlue™ across ZTE and HTC mobile phones

•	Secured massive MIMO design wins with leading infrastructure provider for China

•	Powered Motorola, Oppo, Vivo and Xiaomi flagship smartphone launches with suite of SkyLiTE™, Wi-Fi and switching solutions

•	Partnered with XY Findables to enable innovative tracking devices

Second Quarter 2018 Outlook and Shareholder Cash Return Plan
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Given our broad-based design win momentum, we expect to outperform our addressable markets in the March quarter,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Specifically, for the second fiscal quarter of 2018, we anticipate revenue to be up 6 to 8 percent year-over-year. At the midpoint of approximately $910 million in revenue, we expect non-GAAP diluted earnings per share to be up 10 percent year-over-year to $1.60. Additionally, our Board of Directors has approved a new $1 billion stock repurchase program reflecting confidence in our business model and outlook. Our plans for sustained above market growth and strong cash generation, coupled with the benefits from the recently passed U.S. tax reform act, are enabling us to increase our targeted cash return rate to shareholders from the prior 40-50 percent range to 60-75 percent of free cash flow going forward.”
Dividend Payment
Skyworks’ Board of Directors has declared a cash dividend of $0.32 per share of the Company’s common stock, payable on March 15, 2018, to stockholders of record at the close of business on February 22, 2018.

Skyworks' First Fiscal Quarter 2018 Conference Call
Skyworks will host a conference call with analysts to discuss its first fiscal quarter 2018 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website at www.skyworksinc.com. To listen to the conference call via telephone, please call (800) 230-1059 (domestic) or (612) 234-9959 (international), confirmation code: 442516.
Playback of the conference call will begin at 9:00 p.m. Eastern time on February 5, and end at 9:00 p.m. Eastern time on February 12. The replay will be available on Skyworks' website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 442516.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, plans for dividend payments, the use of its stock repurchase program, and cash return rate to shareholders). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; our reliance on several key customers for a large percentage of our sales; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers' demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(in millions, except per share amounts)	December 29, 2017	December 30, 2016
Net revenue	$1,051.9	$914.3
Cost of goods sold	515.1	450.4
Gross profit	536.8	463.9
Operating expenses:
Research and development	98.0	82.0
Selling, general and administrative	51.3	50.9
Amortization of acquisition-related intangibles	4.0	8.5
Restructuring and other charges	—	0.6
Total operating expenses	153.3	142.0
Operating income	383.5	321.9
Other income (expense), net	2.1	(0.8)
Income before income taxes	385.6	321.1
Provision for income taxes	315.2	63.3
Net income	$70.4	$257.8

Earnings per share:
Basic	$0.38	$1.39
Diluted	$0.38	$1.38
Weighted average shares:
Basic	183.1	184.8
Diluted	185.5	187.3

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended
(in millions)	December 29, 2017	December 30, 2016
GAAP gross profit	$536.8	$463.9
Share-based compensation expense [a]	4.1	3.8
Non-GAAP gross profit	$540.9	$467.7
GAAP gross margin %	51.0%	50.7%
Non-GAAP gross margin %	51.4%	51.2%

	Three Months Ended
(in millions)	December 29, 2017	December 30, 2016
GAAP operating income	$383.5	$321.9
Share-based compensation expense [a]	25.8	21.6
Acquisition-related expenses [b]	0.7	1.7
Amortization of intangibles [c]	4.0	8.5
Restructuring and other charges [d]	—	0.6
Non-GAAP operating income	$414.0	$354.3
GAAP operating margin %	36.5%	35.2%
Non-GAAP operating margin %	39.4%	38.8%

	Three Months Ended
(in millions)	December 29, 2017	December 30, 2016
GAAP net income	$70.4	$257.8
Share-based compensation expense [a]	25.8	21.6
Acquisition-related expenses [b]	0.7	1.7
Amortization of intangibles [c]	4.0	8.5
Restructuring and other charges [d]	—	0.6
Tax adjustments [e]	270.6	11.4
Non-GAAP net income	$371.5	$301.6

	Three Months Ended
	December 29, 2017	December 30, 2016
GAAP net income per share, diluted	$0.38	$1.38
Share-based compensation expense [a]	0.14	0.11
Acquisition-related expenses [b]	—	0.01
Amortization of intangibles [c]	0.02	0.05
Tax adjustments [e]	1.46	0.06
Non-GAAP net income per share, diluted	$2.00	$1.61

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, and litigation settlement gains, losses and expenses. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains, Losses and Expenses - including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such litigation has been infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the second quarter of our 2018 fiscal year (“Q2 2018”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q2 2018 GAAP diluted earnings per share to a forward-looking estimate of Q2 2018 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q2 2018 (other than estimated share-based compensation expense of $0.12 to $0.16 per diluted share, certain tax items of ($0.01) to ($0.05) per diluted share and estimated amortization of intangibles of $0.01 to $0.05 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in the aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended December 29, 2017, approximately $4.1 million, $11.2 million and $10.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended December 30, 2016, approximately $3.8 million, $8.3 million and $9.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the three months ended December 29, 2017, include a $0.7 million charge to general and administrative expenses, primarily associated with acquisitions completed or contemplated during the period.

The acquisition-related expenses recognized during the three months ended December 30, 2016, include a $1.7 million charge to general and administrative expenses, primarily associated with acquisitions completed or contemplated during the period.

[c]	During the three months ended December 29, 2017 and December 30, 2016, the Company incurred $4.0 million and $8.5 million, respectively, in amortization of intangibles.

[d]
During the three months ended December 30, 2016, the Company incurred a $0.6 million charge in employee severance costs primarily related to restructuring plans that were implemented during the period.

[e]
During the three months ended December 29, 2017, these amounts primarily represent a one-time charge of $257.8 million related to the mandatory deemed repatriation tax on foreign earnings, a one-time charge of $18.5 million related to the revaluation of deferred tax assets and liabilities related to tax reform, use of net operating loss carryforwards, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

During the three months ended December 30, 2016, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense, the release of previously reserved items that are no longer required as a result of IRS audits, and non-cash expense (benefit) related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(in millions)	December 29, 2017	September 29, 2017
Assets
Current assets:
Cash and cash equivalents	$1,681.5	$1,616.8
Accounts receivable, net	458.8	454.7
Inventory	458.6	493.5
Other current assets	87.7	68.7
Property, plant and equipment, net	869.1	882.3
Goodwill and intangible assets, net	951.2	950.8
Other assets	87.4	106.8
Total assets	$4,594.3	$4,573.6

Liabilities and Equity
Current liabilities:
Accounts payable	$161.6	$258.4
Accrued and other current liabilities	159.9	129.5
Other long-term liabilities	372.3	120.0
Stockholders’ equity	3,900.5	4,065.7
Total liabilities and equity	$4,594.3	$4,573.6

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in millions)	December 29, 2017	December 30, 2016
Cash flow from operating activities
Net income	$70.4	$257.8
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	25.8	21.6
Depreciation	63.6	55.3
Amortization of intangible assets	5.5	8.5
Deferred income taxes	21.4	1.2
Excess tax benefit from share-based compensation	—	(21.5)
Changes in operating assets:
Receivables, net	(4.1)	49.3
Inventory	34.5	0.6
Other current and long-term assets	(20.6)	12.3
Accounts payable	(105.4)	50.9
Other current and long-term liabilities	269.7	59.9
Net cash provided by operations	360.8	495.9
Cash flow from investing activities
Capital expenditures	(28.2)	(50.1)
Payments for acquisitions, net of cash acquired	—	(13.7)
Purchased intangibles	(6.0)	—
Maturity of investments	—	3.2
Net cash used in investing activities	(34.2)	(60.6)
Cash flow from financing activities
Excess tax benefit from share-based compensation	—	21.5
Repurchase of common stock - payroll tax withholdings on equity awards	(44.7)	(44.4)
Repurchase of common stock - stock repurchase program	(172.5)	(106.5)
Dividends paid	(59.1)	(52.2)
Net proceeds from exercise of stock options	14.4	14.7
Payments of contingent consideration	—	(1.7)
Net cash used in financing activities	(261.9)	(168.6)
Net increase in cash and cash equivalents	64.7	266.7
Cash and cash equivalents at beginning of period	1,616.8	1,083.8
Cash and cash equivalents at end of period	$1,681.5	$1,350.5